Exhibit 5.2

Ortoli | Rosenstadt LLP

366 Madison Avenue
3rd Floor
New York, NY 10017
Tel: (212) 588-0022
Fax: (212) 826-9307

August 12, 2026

Huadi International Group Co., Ltd.

No. 1688 Tianzhong Street, Longwan District

Wenzhou, Zhejiang Province

People’s Republic of China 325025

Ladies and Gentlemen:

We are acting as United States counsel to Huadi International Group Co., Ltd., a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $100,000,000 of securities which may include ordinary shares (“Ordinary Shares”), share purchase contracts (“Share Purchase Contracts”), share purchase units (“Share Purchase Units”), warrants (“Warrants”), debt securities (“Debt Securities”), rights (“Rights”), and units (“Units”) or any combination thereof.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of senior debt indenture to be entered into by the Company (the “Senior Indenture”, filed as Exhibit 4.2 to the Registration Statement); (iv) the form of subordinated debt indenture to be entered into by the Company (the “Subordinated Indenture”, filed as Exhibit 4.3 to the Registration Statement, and together with the Senior Indenture, the “Indentures”); (v) the opinion of Ogier dated August 12, 2026 (filed as Exhibit 5.1 to the Registration Statement); (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement; and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have also assumed, without independent investigation, that (i) the Indentures will be duly authorized, executed and delivered by the parties to them in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended; (ii) any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units or Units will be duly authorized, executed and delivered by the parties thereto (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”); (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company); (iv) the Operative Agreements and the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units issuable thereunder will be governed by the laws of the State of New York; (v) in the case of Debt Securities, Warrants, Rights or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms; (vi) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units issuable thereunder; (viii) where applicable, any Ordinary Shares issued upon the exercise, conversion or exchange of, or otherwise underlying (as the case may be) the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units will be duly authorized, validly issued, fully paid and non-assessable; (ix) the execution, delivery and performance of the Operative Agreements and the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units issuable thereunder by the Company do not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation or organization; and (x) the execution, delivery and performance of the Operative Agreements and the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units issuable thereunder, and the issuance of any of the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units, do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Ortoli | Rosenstadt LLP

August 12, 2026

With respect to the Debt Securities, Warrants, Rights, Share Purchase Contracts, Share Purchase Units and Units of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of such securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the Company’s jurisdiction of incorporation or organization and any applicable Operative Agreement; (ii) such securities will be duly authorized, executed, issued and delivered by the Company, and duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration; (iii) such securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement; and (iv) any securities issuable upon the exercise, conversion, exchange or settlement of any such securities, will have been duly authorized, reserved for issuance, issued, and delivered in accordance with the terms of the applicable Operative Agreement and the applicable corporate authorization of the Company.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1.	the Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance by resolutions passed by the directors of the Company or an authorized committee thereof (the “Debt Securities Authorizing Resolutions”); (ii) the applicable Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the Company; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indentures and authorized by the Debt Securities Authorizing Resolutions; (iv) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and Debt Securities Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor; and (v) the Company has received the consideration provided for in the Debt Securities Authorizing Resolutions and the applicable underwriting or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

2.	the Warrants, when (i) the Warrants have been specifically authorized for issuance by resolutions passed by the directors of the Company or an authorized committee thereof (the “Warrants Authorizing Resolutions”); (ii) the applicable warrant agreement (the “Warrant Agreement”) relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent, if any; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and authorized by the Warrants Authorizing Resolutions, (iv) the warrant certificates relating to the Warrants have been duly executed by the Company in accordance with the applicable Warrant Agreement and Warrants Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor; and (v) the Company has received the consideration provided for in the Warrants Authorizing Resolutions and the applicable underwriting or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

Ortoli | Rosenstadt LLP

August 12, 2026

3.	the Rights, when (i) the Rights have been specifically authorized for issuance by resolutions passed by the directors of the Company or an authorized committee thereof (the “Rights Authorizing Resolutions”); (ii) the applicable rights agreement (the “Rights Agreement”) relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and authorized by the Rights Authorizing Resolutions; (iv) the rights certificates relating to the Rights have been duly executed by the Company in accordance with the applicable Rights Agreement and Rights Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor; and (v) the Company has received the consideration provided for in the Rights Authorizing Resolutions and the applicable underwriting or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

4.	the Share Purchase Contracts and Share Purchase Units, when (i) the Share Purchase Contracts and Share Purchase Units have been specifically authorized for issuance by resolutions passed by the directors of the Company or an authorized committee thereof (the “Share Purchase Contracts and Units Authorizing Resolutions”); (ii) the applicable agreements relating to the Share Purchase Contracts and Share Purchase Units have been duly authorized, executed and delivered by the Company and all relevant parties thereunder; (iii) the terms of the Share Purchase Contracts and Share Purchase Units and of their issuance and sale have been duly established in conformity with the applicable agreements relating thereto and authorized by the Share Purchase Contracts and Units Authorizing Resolutions; (iv) the Share Purchase Contracts and Share Purchase Units have been duly executed by the Company in accordance with the applicable agreements relating thereto and Share Purchase Contracts and Units Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor; and (v) the Company has received the consideration provided for in the Share Purchase Contracts and Units Authorizing Resolutions and the applicable underwriting or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

5.	the Units, when (i) the Units have been specifically authorized for issuance by resolutions passed by the directors of the Company or an authorized committee thereof (the “Units Authorizing Resolutions”); (ii) the applicable unit agreement (the “Unit Agreement”) relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent, if any; (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and authorized by the Units Authorizing Resolutions; (iv) the Units and any securities which are components thereof have been duly executed by the Company in accordance with the applicable Unit Agreement and Units Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor; and (v) the Company has received the consideration provided for in the Units Authorizing Resolutions and the applicable underwriting or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Ortoli | Rosenstadt LLP

August 12, 2026

The foregoing opinion is subject, to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Our opinion is limited to the application of the laws of the State of New York only, and we express no opinion with respect to the applicability of U.S. federal laws, the laws of other countries, the laws of any other state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law; or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

Ortoli Rosenstadt LLP

4